Exhibit T3B.1

Articles of Association

The articles of association for Intrum AB (publ)

Intrum AB Reg. no. 556607-7581

Adopted at the Annual General Meeting on 29 April 2021.

§ 1

The corporate name of the company is Intrum AB. The company is a public company (publ).

§ 2

The board of directors shall have its registered office in Stockholm.

§ 3

The object of the company’s business is, directly or indirectly, to manage, administer, finance and purchase receivables and conduct services related therewith and to own and manage real property, other property and securities, within as well as outside Sweden, and to pursue other activities compatible therewith.

§ 4

The share capital of the company shall amount to not less than SEK 1,300,000 and not more than SEK 5,200,000.

§ 5

The number of shares shall be not less than 65,000,000 and not more than 260,000,000.

§ 6

The financial year of the company shall be 1 January - 31 December.

§ 7

The board of directors shall, to the extent it is appointed by the general meeting of shareholders, consist of not less than five (5) and not more than nine (9) board members with not more than four (4) deputy board members.

§ 8

The Company shall have not less than one (1) and not more than two (2) auditors and not more than two (2) deputy auditors. As auditor, and, where applicable, deputy auditor shall be appointed an authorised public accountant or a registered public accounting firm.

§ 9

Notice of a general meeting shall be published in the Swedish Official Gazette (Post- och Inrikes Tidningar) as well as on the Company’s website. At the time of the notice, an announcement informing that the notice has been issued shall be published in Svenska Dagbladet.

§ 10

A shareholder that wishes to participate in a general meeting of shareholders shall report this to the company no later than 4.00 p.m. CET on the day stated in the notice convening the meeting. This day may not be a Sunday, other Swedish public holiday, Saturday, Midsummer’s Eve, Christmas Eve or New Year’s Eve and may not fall earlier than on the fifth weekday (Saturdays included) before the meeting.

A shareholder may bring along one or two assistants at general meeting of shareholders, however, only if the shareholder has reported this in accordance with the preceding paragraph.

§ 11

The Board of Directors may collect powers of attorney in accordance with the procedure described in Chapter 7, section 4, second paragraph of the Swedish Companies Act (2005:551).

The Board of Directors may before a General Meeting resolve that the shareholders shall be entitled to vote by post prior to the General Meeting.

§ 12

At the annual general meeting of shareholders the following matters shall be dealt with:

Election of chairman of the meeting;

Preparation and approval of the voting list;

Approval of the agenda;

Election of one or two persons to attest the accuracy of and to sign the minutes;

Determination as to whether the meeting has been duly convened;

Presentation of the annual accounts and the auditor’s report, and consolidated accounts and auditor’s report on the consolidated accounts;

Resolution concerning adoption of the profit and loss statement and the balance sheet and the consolidated profit and loss statement and consolidated balance sheet;

Resolution concerning appropriation of the company’s profit or loss according to the adopted balance sheet;

Resolution concerning discharge of the directors and managing director from liability;

Resolution on the number of board members and deputy board members and, where applicable, the number of auditors and deputy auditors;

Resolution of remuneration to the board of directors, and where applicable, to the auditors;

Election of board members and deputy board members and, where applicable, of auditors and deputy auditors;

Other matters which according to the Swedish Companies Act or the articles of association shall be dealt with at the meeting.

General meeting may also be held in the municipality of Nacka.

§ 13

The Company’s shares shall be registered in a record verification register pursuant to the Swedish Central Securities Depositories and Financial Instruments Accounts Act (1998:1479).